UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2020

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (501) 205-8508 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	INUV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Original Issue Discount Unsecured Subordinated Convertible Note Amendment

Effective April 20, 2020 the Company and the holder of the remaining issued and outstanding Original Issue Discount Unsecured Subordinated Convertible Note due September 1, 2020 in the principal amount of $315,000 (the “Promissory Note”) as modified under that certain Note Modification and Release Agreement effective November 11, 2019 (the “Modification”) (the Promissory Note and Modification collectively referred to herein as, the “Note”), agreed to amend the Note to extend the maturity date to December 31, 2020 and reduce the conversion price to $0.175 per share.

PPP Loan

On April 10, 2020 Inuvo, Inc. (the “Company”) obtained an unsecured loan $1.1 million loan through Relyance Bank N.A. under the Paycheck Protection Program (the “PPP Loan”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the United States Small Business Administration. In accordance with the requirements of the CARES Act, the Company will use proceeds from the PPP Loan primarily for payroll costs.

The PPP Loan is scheduled to mature two (2) years from the date of issuance (the “Maturity Date”) and has a 1% interest rate. Commencing on the date which is seven (7) months following the date of the loan and continuing on the same day of each following month, the Company must pay principal and interest payments which will fully amortize all principal and interest (including accrued interest prior to the initial payment date) by the Maturity Date. The promissory note evidencing the PPP Loan contains customary events of default relating to, among other things, payment defaults and provisions of the promissory note.

Under the terms of the CARES Act, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payroll costs and mortgage interest, rent and utility costs. No assurance is provided that the Company will apply for and obtain forgiveness of the PPP Loan in whole or in part.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: April 20, 2020	By:	/s/ Wallace D. Ruiz
Wallace D., Chief Financial Officer

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